SPARTAN(registered trademark) CALIFORNIA INTERMEDIATE MUNICIPAL INCOME FUND Telephone Voting Script
Introduction
HELLO, MR./MS. (SHAREHOLDER). MY NAME IS ___________. I AM CALLING ON BEHALF OF FIDELITY INVESTMENTS FOLLOWING UP ON A RECENT FEDERAL EXPRESS PACKAGE THEY SENT YOU REGARDING THE SPARTAN CALIFORNIA INTERMEDIATE MUNICIPAL INCOME FUND. I'M ASSISTING FIDELITY IN CONNECTION WITH THE PROXY
VOTE TO APPROVE AN IMPORTANT PROPOSAL THAT AFFECTS YOUR FUND.   I AM
CALLING YOU TO FOLLOW UP ON THE FEDERAL EXPRESS PACKAGE.
Q.  HAVE YOU RECEIVED THE FEDERAL EXPRESS PACKAGE?
If NO: Confirm shareholder's address for the purpose of sending proxy materials.
Q: COULD I PLEASE CONFIRM YOUR ADDRESS FOR THE PURPOSE OF SENDING PROXY MATERIALS TO YOU VIA FEDERAL EXPRESS?
(If address is incorrect, please write down correct address at end of script under "Comments" and forward to Fidelity.)
Tell the shareholder that a new package will be overnighted to him/her.
Ask the shareholder to review the material upon receipt and reconsider his/her vote to abstain. Fidelity will provide a Federal Express envelope to speed the return of his/her signed proxy. The customer will need to call Federal Express, which will pick up the envelope at his/her location. There is no charge for either the phone call or the pick-up. Inform the shareholder that if he/she wishes to vote by fax or by telephone, he/she may do so. Thank the shareholder for his/her time. (End phone call.)
I WILL HAVE A NEW PROXY PACKAGE OVERNIGHTED TO YOU VIA FEDERAL EXPRESS. PLEASE REVIEW THE MATERIAL WHEN YOU RECEIVE IT. THE FEDERAL EXPRESS PACKAGE INCLUDES A LETTER FROM FIDELITY THAT ASKS YOU TO RECONSIDER YOUR VOTE TO ABSTAIN. YOU MAY NOT BE AWARE THAT A VOTE TO ABSTAIN HAS THE SAME EFFECT AS A VOTE AGAINST A PROPOSAL. THEREFORE, FIDELITY WOULD LIKE YOU TO RECONSIDER YOUR VOTE TO ABSTAIN AND VOTE EITHER "YES" OR "NO" FOR THE PROPOSAL.
IF YOU WOULD LIKE TO CHANGE YOUR VOTE, THERE ARE SEVERAL OPTIONS. YOU CAN VOTE BY TELEPHONE, BY FAX OR BY RETURNING THE FEDERAL EXPRESS ENVELOPE THAT FIDELITY WILL PROVIDE. FEDERAL EXPRESS WILL PICK UP THE ENVELOPE AT YOUR LOCATION. THERE IS NO CHARGE FOR EITHER THE PHONE CALL OR THE PICK-UP. PLEASE RESPOND PROMPTLY WHEN YOU RECEIVE THE PACKAGE TO ENSURE THAT YOUR VOTE IS RECEIVED BEFORE THE SHAREHOLDER MEETING ON AUGUST 4TH. THANK YOU FOR YOUR TIME THIS AFTERNOON/EVENING. (End call.)
If YES: Q:  HAVE YOU REVIEWED THE MATERIAL?
If NO: PLEASE REVIEW THE MATERIAL AT YOUR EARLIEST CONVENIENCE. SPECIFICALLY, PLEASE REVIEW THE LETTER FROM FIDELITY THAT ASKS YOU TO RECONSIDER YOUR VOTE TO ABSTAIN. YOU MAY NOT BE AWARE THAT A VOTE TO ABSTAIN HAS THE SAME EFFECT AS A VOTE AGAINST A PROPOSAL. THEREFORE, FIDELITY WOULD LIKE YOU TO RECONSIDER YOUR VOTE TO ABSTAIN AND VOTE EITHER "YES" OR "NO" FOR THE PROPOSAL.
IF YOU WISH TO CHANGE YOUR VOTE, YOU MAY DO SO VIA FEDERAL EXPRESS, FAX OR A SIMPLE PHONE CALL TO D.F.KING. PLEASE REPLY PROMPTLY SO THAT YOUR VOTE CAN BE COUNTED IN ADVANCE OF THE SHAREHOLDER MEETING SCHEDULED FOR AUGUST 4TH.

If shareholder sounds hostile:
 Thank the shareholder for his/her time. (End call.)

 THANK YOU FOR YOUR TIME THIS EVENING. (End call.)
If YES: Only answer questions using the proxy material. (See attached list of approved Q&A). (DO NOT GUESS). If the shareholder has questions that are account-specific or outside the scope of the proxy statement or if he/she would like to discuss reasons for changing his/her vote, ask if he/she would like to have a senior executive at Fidelity call to discuss the proposal and answer any questions. Ask whether morning or afternoon is preferable and note the issues and phone number on the log sheet.
If YES: Q. DO YOU HAVE ANY QUESTIONS?
[Are questions outside scope of proxy statement?]
If YES: ALTHOUGH I CANNOT ANSWER THAT QUESTION, WOULD YOU LIKE TO HAVE A SENIOR EXECUTIVE AT FIDELITY CALL YOU BACK? I CAN ARRANGE TO HAVE SOMEONE CALL YOU TO DISCUSS THE PROPOSAL AND ANSWER ANY QUESTIONS YOU MAY HAVE. WOULD MORNING OR AFTERNOON BE A BETTER TIME FOR FIDELITY TO CONTACT YOU?
Note: If shareholder does not want to speak to Fidelity, thank shareholder and end call.
 WE APPRECIATE YOUR PARTICIPATION IN THIS IMPORTANT PROXY VOTE FOR YOUR FUND. THANK YOU FOR YOUR TIME. (end call)
If No More Questions: If the shareholder has no more questions, ask if he/she would like to reconsider his/her vote. Offer the shareholder the opportunity to vote by telephone. Let the shareholder know that you will be recording the next part of the call, to ensure accuracy in his/her vote. Confirm the shareholder's identity by having him/her repeat his/her full name, address and the last 4 digits of his/her social security number. Record the shareholder's vote on the proposal.
 - Inform the shareholder that a confirmation letter will be sent to him/her, with a phone number to call if an error was made in recording his/her vote. Thank the shareholder for his/her time, and end the call.

Q. The letter in the Federal Express package from Fidelity asks you to reconsider your vote to abstain. Would you like to reconsider your vote to abstain and vote either "YES" or "NO" for the proposal?
 If NO: WE APPRECIATE YOUR PARTICIPATION IN THIS IMPORTANT PROXY VOTE FOR YOUR FUND. THANK YOU FOR YOUR TIME. (end call)
If YES: TO FACILITATE YOUR VOTING OF THE PROXY, YOU CAN VOTE BY TELEPHONE. IF YOU WOULD LIKE TO VOTE BY TELEPHONE, THE NEXT PART OF OUR CALL WILL BE RECORDED. THIS IS TO ENSURE ACCURACY OF YOUR VOTE. ALSO, WE WILL BE SENDING YOU A CONFIRMATION LETTER FOR YOUR RECORDS WITH A PHONE NUMBER TO CALL IN CASE ANY ERROR WAS MADE IN RECORDING YOUR VOTE.
 Q.  WOULD YOU LIKE TO VOTE BY TELEPHONE?
 If NO: WE APPRECIATE YOUR PARTICIPATION IN THIS IMPORTANT PROXY VOTE FOR YOUR FUND. THANK YOU FOR YOUR TIME. (end call)
If YES: Confirm the shareholder's identity by having him/her repeat their full name, address and the last 4 digits of his/her social security number. Record the shareholder's vote on the proposal.
Q. COULD I PLEASE HAVE THE LAST FOUR DIGITS OF YOUR SOCIAL SECURITY NUMBER? (If it doesn't match, ask for the last four digits of the social security number on the account.)
 (If customer does not feel comfortable giving any part of his/her social security number, empathize and say that we require identification through this method to take a vote over the phone. If the customer is still uncomfortable, explain that while you cannot take the vote over the phone, they can vote by returning the signed proxy card by Federal Express.)
 I UNDERSTAND THAT YOU MAY FEEL UNCOMFORTABLE GIVING PART OF YOUR SOCIAL SECURITY NUMBER OVER THE PHONE. IT IS PART OF OUR REQUIRED PROCEDURES, HOWEVER, TO ENSURE PROPER IDENTIFICATION BEFORE WE TAKE ANY VOTES OVER THE PHONE. IS THIS OK WITH YOU? (If customer agrees, proceed with vote. If customer doesn't agree, thank him for his/her time and end call.)

 DOES NOT AGREE TO GIVE LAST FOUR DIGITS OF SSN: UNFORTUNATELY, I WILL NOT BE ABLE TO TAKE YOUR VOTE OVER THE PHONE. AT YOUR EARLIEST CONVENIENCE, PLEASE REVIEW THE LETTER FROM FIDELITY AND VOTE YOUR SHARES BY SIGNING, DATING AND MAILING THE PROXY CARD IN THE FEDERAL EXPRESS ENVELOPE PROVIDED.
 If NO: WE APPRECIATE YOUR PARTICIPATION IN THIS IMPORTANT PROXY VOTE FOR YOUR FUND. THANK YOU FOR YOUR TIME. (end call)
 AGREES TO GIVE LAST FOUR DIGITS OF SSN:
 IF YOU WOULD LIKE TO VOTE BY TELEPHONE, I WILL READ YOU THE PROPOSAL AND ASK YOU WHETHER YOU VOTE "FOR" OR "AGAINST" THE PROPOSAL: (Note that their current vote is "Abstain" )
 THE MERGER PROPOSAL IS: "TO APPROVE AN AGREEMENT AND PLAN OF REORGANIZATION BETWEEN SPARTAN CALIFORNIA INTERMEDIATE MUNICIPAL INCOME FUND AND FIDELITY CALIFORNIA MUNICIPAL INCOME FUND."
DO YOU VOTE "FOR" OR "AGAINST" ?
 THANK YOU.  AS I MENTIONED, I'LL BE SURE TO SEND A CONFIRMATION OF YOUR
VOTE TO YOU BY MAIL.   THANKS FOR YOUR TIME THIS EVENING. (End call.)

SPARTAN(registered trademark) CALIFORNIA INTERMEDIATE MUNICIPAL INCOME FUND FAX INSTRUCTIONS
[For customers who would like to fax their vote to the proxy tabulator:]
IF YOU WOULD LIKE, YOU CAN FAX YOUR SIGNED PROXY CARD TO THE PROXY TABULATOR. THE FAX NUMBER IS 1-888-451-8683. IF YOU CHOOSE TO FAX, PLEASE FAX BOTH THE FRONT AND BACK OF YOUR CARD.

SPARTAN(registered trademark) CALIFORNIA INTERMEDIATE MUNICIPAL INCOME FUND Script for Leaving a Message on an Answering Machine
HELLO, MR./MS. (SHAREHOLDER). MY NAME IS ___________. I AM CALLING ON BEHALF OF FIDELITY INVESTMENTS FOLLOWING UP ON A RECENT PROXY MAILING THEY SENT YOU VIA FEDERAL EXPRESS REGARDING THE SPARTAN(registered trademark) CALIFORNIA INTERMEDIATE MUNICIPAL INCOME FUND. WE ARE ASSISTING FIDELITY IN CONNECTION WITH THE PROXY VOTE TO APPROVE AN IMPORTANT PROPOSAL THAT AFFECTS YOUR FUND.
IN THE MATERIALS PROVIDED BY FIDELITY, THERE IS A LETTER THAT ASKS YOU TO RECONSIDER YOUR VOTE TO "ABSTAIN". YOU MAY NOT BE AWARE THAT A VOTE TO
"ABSTAIN" HAS THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.   IF YOU
WOULD LIKE TO CHANGE YOUR VOTE, PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE FEDERAL EXPRESS ENVELOPE PROVIDED TO YOU. IF YOU HAVE ANY QUESTIONS ABOUT THE PROPOSAL OR DID NOT RECEIVE THE FEDERAL EXPRESS PACKAGE, PLEASE CALL D.F. KING AT 1-800-628-8538. THANK YOU FOR YOUR TIME.

SPARTAN(registered trademark) CALIFORNIA INTERMEDIATE MUNICIPAL INCOME FUND LOG SHEET
 Date__________________
 DF King Rep_________________
Address Correction
Social Security No.  (record from database; do not ask
shareholder)________________
Shareholder Name_______________________________________________________
Street Address _________________________________________________________
City_________________________State_____________Zip Code_________________
Materials to Be Sent
Proxy Card Only ________
Full Proxy Kit  __________
Comments
Notable Shareholder Response____________________________________________
_____________________________________________________________________
_____________________________________________________________________
Issues/Best Time to
Call____________________________________________________
______________________________________________________________________
______________________________________________________________________
Was Shareholder Transferred to Fidelity Representative?
Yes_______No________
Fidelity to contact this shareholder?  (List issues above)
Yes_______No________
Q&A FOR SPARTAN CA INTERMEDIATE
WHAT PROPOSALS AM I BEING ASKED TO VOTE ON?
(solid bullet) (solid bullet)As a shareholder in Spartan California Intermediate Municipal Income Fund, you are being asked to reconsider your vote to abstain on the proposal: To approve a merger of Spartan California Intermediate Municipal Income Fund into Fidelity California Municipal Income Fund. (Proposal 2)
There are also separate proposals to approve mergers of Spartan California Municipal Income Fund into Fidelity California Municipal Income Fund and Fidelity California Insured Municipal Income Fund into Fidelity California Municipal Income Fund.
Shareholders of each fund vote separately on the merger proposals. It will not be necessary for all three proposals to be approved for any one of them to take place.
WHAT IS THE REASON FOR AND ADVANTAGES OF THESE MERGERS?
Fidelity believes it can offer you a simpler and more efficient California product line if the funds are combined. Shareholders would benefit from the more efficient product line through lower expenses, guaranteed for more than two years.
I ALREADY VOTED.  WHY ARE YOU CALLING ME?
Fidelity would like to ask you to reconsider your vote to abstain. You may not be aware that a vote to abstain has the same effect as a vote against a proposal. Therefore, Fidelity would like you to reconsider your vote to abstain and vote either "Yes" or "No" for the proposal.
WHAT IS THE IMPACT OF A VOTE TO ABSTAIN?
You may not be aware that a vote to abstain has the same effect as a vote against a proposal. Therefore, Fidelity would like you to reconsider your vote to abstain and vote either "Yes" or "No" for the proposal.
(solid bullet) (solid bullet)If you vote "YES", you will be voting in favor of the merger and expense reduction.
(solid bullet) (solid bullet)If you vote "NO" or "ABSTAIN", you will be voting against the merger and expense reduction.
WHAT ARE THE MAIN REASONS I SHOULD CHANGE MY VOTE TO ABSTAIN?
(solid bullet) (solid bullet)The proposed merger will result in lower expenses. If shareholders approve the merger, the combined fund will reduce its total expenses from 0.55% to 0.53% of average net assets, guaranteed through December 31, 1999. The Board of Trustees of Spartan CA Intermediate believes that the proposed merger is in the best interests of shareholders.
(solid bullet) (solid bullet)The proposed merger is part of a wider strategy by Fidelity to reduce the number of municipal bond funds it manages. Spartan CA Intermediate is one of the smaller municipal bond funds we manage. Combining it into a larger fund will allow Fidelity to concentrate on a single, broad-based investment discipline for California investors, and deliver lower operating expenses as well. Fidelity CA Income generally invests in securities with somewhat longer maturities than Spartan CA Intermediate, and therefore, its share price may fluctuate more in response to changes in interest rates.
CAN I DISCUSS THE MERGER PROPOSAL WITH SOMEONE IN FIDELITY MANAGEMENT?
Yes. We can arrange to have a senior executive at Fidelity contact you to discuss the proposal and answer any questions you may have.
DO THE FUNDS BEING MERGED HAVE SIMILAR INVESTMENT POLICIES?
Both funds are California municipal bond funds that seek double tax-free income for California residents. Generally speaking, Fidelity CA Income has a broader investment mandate than Spartan CA Intermediate.
(solid bullet) (solid bullet)SPARTAN CA INTERMEDIATE maintains a shorter average maturity and has less interest rate sensitivity than Fidelity CA Income. Fidelity CA Income generally invests in securities with somewhat longer maturities than Spartan CA Intermediate, and therefore, its share price may fluctuate more in response to changes in interest rates.

WHO IS THE FUND MANAGER FOR THESE FUNDS?
Jonathan Short currently manages both funds and is expected to manage the combined fund.
HOW DO THE EXPENSE STRUCTURES AND FEES OF THE FUNDS COMPARE?
Both funds currently have the same expenses, equal to 0.55% of their average net assets per year.
Although the funds' expenses are currently the same, they have different contracts with Fidelity. SPARTAN CA INTERMEDIATE pays an "all-inclusive" management fee to Fidelity Management & Research Company (FMR) at a rate of 0.55% of average net assets which covers substantially all fund expenses. FIDELITY CA INCOME has an expense structure that charges separately for management fees and other operating expenses. As of April 1, 1997, FMR has voluntarily agreed to reimburse the fund to the extent that the total operating expenses exceed 0.55% of average net assets.
If the merger is approved, the combined fund will retain Fidelity CA Income's current expense structure. However, FMR has agreed to limit the combined fund's expenses to 0.53% of average net assets through December 31, 1999. This represents an expense reduction of 0.02% of the fund's average net assets per year. After that date, the combined fund's expenses could increase.
WHAT WILL BE THE NAME OF THE SURVIVING FUND AFTER THE MERGERS ARE COMPLETE? Upon approval of the Spartan CA Income merger, the combined fund's name will be changed to Spartan California Municipal Income Fund.
WHAT HAPPENS IF THE PROPOSAL FOR MY FUND IS NOT APPROVED?
The meeting may be adjourned to permit further solicitation of proxy votes. WHAT ARE THE FEDERAL TAX IMPLICATIONS OF THE MERGER?
The mergers will not be a taxable event (i.e., no gain or loss will be recognized) to any of the funds or their shareholders.
WHAT WILL BE THE SIZE OF FIDELITY CA INCOME AFTER THE MERGER AND HOW HAS THE FUND PERFORMED?
If all three merger proposals pass, the combined fund will have over $1 billion in assets. For calendar year 1995, Fidelity CA Income returned 19.17% compared with 17.45% for the Lehman Brothers Municipal Bond Index. For calendar year 1996, Fidelity CA Income returned 4.76% compared with 4.43% for the Lehman Brothers Municipal Bond Index.
For calendar year 1996, Spartan CA Intermediate returned 4.68% compared with 4.43% for the Lehman Brothers Municipal Bond Index.
HOW WILL YOU DETERMINE THE NUMBER OF SHARES OF FIDELITY CA INCOME THAT I WILL RECEIVE?
As of 4 P.M. Eastern Time on the Closing Date of each merger, shareholders will receive the number of full and fractional shares of Fidelity CA Income that is equal in value to the aggregate net asset value of their shares on that date. Closing Dates for each fund are listed below:
FUND     MERGES INTO    CLOSING DATE
Spartan CA Income    Fidelity CA Income   August 14, 1997
Spartan  CA Intermediate    Fidelity CA Income   August 21, 1997
Fidelity CA Insured   Fidelity CA Income   August 28, 1997
The Shareholder Meeting could be adjourned, or if other circumstances arise, the Closing Dates may be adjusted.
WHAT IMPACT WILL THE MERGER HAVE ON THE SHARE PRICE OF FIDELITY CA INCOME? The net asset value per share of Fidelity CA Income will not be changed by the merger.
WHAT ARE MY OTHER INVESTMENT ALTERNATIVES?
Fidelity offers Spartan California Municipal Money Market, a money market fund that invests in high quality, short-term municipal securities and seeks current income exempt from federal and California state personal income tax. As a money market fund, it seeks to maintain a stable $1.00 net asset value. The total return on Spartan California Municipal Money Market Fund for calendar 1996 was 3.19%.
Additional California municipal bond funds are available through Fidelity by calling FundsNetwork at 1-800-544-9697.
HOW DO I VOTE MY SHARES?
To Vote by Federal Express
To facilitate receiving your voted proxy as quickly as possible, we have enclosed a proxy card. To cast your ballot, simply record your vote on the proxy card. You can mail your signed proxy card in the Federal Express envelope provided.
To use this return envelope, call Federal Express at 1-800-238-5355 and press "*" to arrange a pick-up. Federal Express will pick up the envelope at your location. There is no charge to you for sending the overnight package.
To Vote by Fax
Voting by fax is also quick and easy. If you would like to vote by fax, be sure to fax both the front and back of your signed proxy card. The toll-free fax number is 1-888-451-8683.
To Vote by Telephone
You also have the option of voting your shares by telephone. If you would like to vote by telephone, call D.F. King toll-free at 1-800-628-8538. After verifying your identity, D.F. King can very quickly take your vote by telephone.